Execution Copy

THE INVESTMENT AND EMPLOYEE
STOCK OWNERSHIP PLAN OF
AVISTA CORPORATION

As Amended and Restated Effective January 1, 2014

DWT 22359170v6 0088333-000004

i
DWT 22359170v6 0088333-000004

2.37	Related Company	6
2.38	Salary Deferral Agreement	6
2.39	Spouse	6
2.40	Surviving Spouse	6
2.41	Trust Fund or Fund	7
2.42	Trustee	7
2.43	Valuation Date	7
2.44	Year of Service	7

ARTICLE III. ELIGIBLE EMPLOYEES		7
3.1	Participation	7
3.2	Participation on Reemployment	7
3.3	Ineligible Employees	7
3.4	Ineligible Participants	8

ARTICLE IV. CONTRIBUTIONS		8
4.1	Plan Contributions.	8
4.2	Limitation on Contributions	13
4.3	Matching Contributions Test.	13
4.4	Rollover Contributions.	15

ARTICLE V. PARTICIPANT ACCOUNTS AND CREDITING OF CONTRIBUTIONS		16
5.1	Accounts	16
5.2	Allocation and Crediting of Contributions.	16
5.3	Valuation of Assets	17
5.4	Adjustment of Participants’ Accounts	17
5.5	Limitation on Allocations Limitation on Annual Additions.	17
5.6	Protection of Accrued Benefits	20
5.7	Title to Assets in Trustee	20

ARTICLE VI. INVESTMENT FUNDS		21
6.1	Accounting.	21
6.2	Participant Loans	21

ARTICLE VII. NONFORFEITABLE BENEFITS		22
7.1	Nonforfeitable Interest	22
7.2	Distribution to Separated Participants	23

ARTICLE VIII. RETIREMENT		23
8.1	Retirement Age and Benefit	23

ARTICLE IX. DEATH BENEFIT		24
9.1	Death of Participant	24
9.2	Payments Upon Failure to Designate Beneficiary	24

DWT 22359170v6 0088333-000004

ARTICLE X. DISABILITY BENEFIT		24
10.1	Payment Due	24
10.2	Permanently Disabled	25

ARTICLE XI. DISTRIBUTIONS AND WITHDRAWALS		25
11.1	Distribution of Benefits.	25
11.2	Required Distributions.	26
11.3	Distributions to Minors and Incompetents	29
11.4	Qualified Domestic Relations Orders.	29
11.5	Age 59½ and Hardship Distributions	30
11.6	Withdrawal of Rollover Account	31
11.7	Direct Rollover of Eligible Rollover Distributions	31
11.8	Special Rules Regarding Plan Mergers	33
11.9	Withdrawal of Eligible Automatic Enrollment Contributions	33

ARTICLE XII. TOP HEAVY PROVISIONS		34
12.1	Applicability	34
12.2	Definitions.	36
12.3	Top Heavy Requirements	37
12.4	Benefits Under Different Plans	37
12.5	Employer Matching Contributions	37

ARTICLE XIII. ESOP PROGRAM		37
13.1	Company Stock Investments	37
13.2	Dividends	37
13.3	Voting Rights	38
13.4	Tendering of Company Stock	38

ARTICLE XIV. PROVISION AGAINST ANTICIPATION		38

ARTICLE XV. ADMINISTRATIVE COMMITTEE – NAMED FIDUCIARY AND ADMINISTRATOR		39
15.1	Appointment of Committee	39
15.2	Committee Action	39
15.3	Rights and Duties	40
15.4	Investments	41
15.5	Information, Reporting and Disclosure	41
15.6	Independent Qualified Accountant	41
15.7	Standard of Care Imposed Upon the Committee	41
15.8	Allocation and Delegation of Responsibility	42
15.9	Bonding	42
15.10	Claims Procedure.	42
15.11	Funding Policy	43
15.12	Indemnification	43

DWT 22359170v6 0088333-000004

ARTICLE XVI. APPOINTMENT OF INVESTMENT MANAGER		43
16.1	Authority For Appointment	43
16.2	Investment Manager Discretion	43

ARTICLE XVII. INVESTMENT OF TRUST FUNDS BY TRUSTEE		44

ARTICLE XVIII. CONSTRUCTION		45

ARTICLE XIX. MERGERS AND CONSOLIDATIONS		45

ARTICLE XX. AMENDMENT AND TERMINATION OF PLAN		45
20.1	Right to Amend and Terminate	45
20.2	No Revesting	45
20.3	Exclusive Benefit of Participants	45
20.4	Termination and Discontinuance of Contributions	45

ARTICLE XXI. PARTICIPATION IN THE PLAN BY AFFILIATES		46

ARTICLE XXII. RIGHT TO DISCHARGE EMPLOYEES		46

ARTICLE XXIII. MISTAKE OF FACT; DISALLOWANCE OF DEDUCTION		47
23.1	Mistake of Fact	47
23.2	Disallowance of Deductibility	47

ARTICLE XXIV. MILITARY LEAVE		47

DWT 22359170v6 0088333-000004

ARTICLE I.
NAME AND EFFECTIVE DATE
1.1    Name. This Plan shall be known as The Investment and Employee Stock Ownership Plan of Avista Corporation.
1.2    Effective Date. The effective date of the Plan, as amended and restated herein, is January 1, 2014, unless otherwise specifically provided herein.
ARTICLE II.
DEFINITIONS
Whenever used herein, unless the context clearly indicates otherwise, masculine, feminine, and neuter words may be used interchangeably, singular shall mean the plural and vice versa, and the following words and phrases shall have the following meanings:
2.1    Accounts. Accounts means the individual separate accounts established by the Plan Administrator in the name of each Participant in accordance with this Plan.
2.2    Accrued Benefit. Accrued Benefit means the balance of a Participant’s Accounts including investment experience, as of the most recent Valuation Date, plus accumulated contributions since such date and less any distributions since such date, both allocated to such Participant’s Accounts.
2.3    Actual Deferral Percentage. Actual Deferral Percentage means with respect to a specified group of Employees for a Plan Year, the average of the ratios (calculated separately for each Employee in such group) of the sum of Employee elective contributions and any other contributions (which the Plan Administrator may under Treasury regulations elect to include in the calculation), to the Employee’s Compensation for such Plan Year.
2.4    Affiliate. Affiliate means any corporation fifty-one percent (51%) or more of whose stock (based on voting power or value) is owned directly or indirectly by the Company, any partnership or trade or business which is fifty-one percent (51%) or more controlled directly or indirectly by the Company and any corporation which owns eighty percent (80%) or more of the Company’s Stock (based on voting power or value).
2.5    Allocation Date. Allocation Date means the last day of each Plan Year and such other date or dates as may be designated by the Plan Administrator.
2.6    Beneficiary. Beneficiary means the person or persons designated as such by a Participant in accordance with Article IX.
2.7    Board of Directors. Board of Directors means the board of directors of the Company.
2.8    Code. Code means the Internal Revenue Code of 1986, as amended.

DWT 22359170v6 0088333-000004

2.9    Committee. Committee means the Administrative Committee provided for in this Plan.
2.10    Company. Company means Avista Corporation and any successor thereto.
2.11    Company Stock. Company Stock means common stock of the Company or a corporation which is a member of the same controlled group as the Company within the meaning of Code Section 414(b), provided that such common stock is readily tradable on an established securities market and constitutes “qualifying employer securities.” Qualifying employer securities “readily tradable on an established securities market” or “readily tradable on an established market” means that such stock is readily tradable on an established securities market within the meaning of Treasury Regulation Section 1.401(a)(35)-1(f)(5).
2.12    Compensation. Compensation means an Employee’s wages, salary, and other amounts received from the Employer during the Plan Year for personal services actually rendered, including but not limited to overtime, bonuses, and commissions. Compensation shall not include Employer contributions to deferred compensation plans, deductible contributions to simplified employee pension plans under Section 408(k) of the Code, distributions from deferred compensation plans, amounts realized from the exercise of nonqualified stock options, amounts realized from the vesting of rights in restricted property, amounts realized from the sale of stock acquired under a stock option, or other amounts which receive special tax benefits, provided, that for purposes of determining the amount of a Participant’s contributions under Section 4.1(a)(i) hereof, and for purposes of allocating Employer matching, nonelective, and discretionary contributions, if any, Compensation shall include amounts deferred by the Employee under salary reduction agreements to this Plan and to other employee welfare benefit plans maintained by the Employer and elective amounts that are not includible in an Employee’s gross income as qualified transportation fringe benefits under Section 132(f)(4) of the Code. Compensation received by the Employee prior to the time the Employee is eligible to make elective deferrals under this Plan shall not be taken into consideration under this Plan. For purposes of calculating Employer nonelective contributions, Compensation means only an Employee’s base wages or base salary, Worker’s compensation, and incentives. The annual Compensation of each Participant taken into account in determining allocations shall not exceed $255,000 in 2013, as adjusted for cost of living increases in accordance with Section 401(a)(17)(B) of the Code.
2.13    Eligible Employee. Eligible Employee means an Employee who completes the eligibility requirements of Article III.
2.14    Employee. Employee means any person, including officers, employed by the Employer. The term Employee shall not mean an individual classified by the Employer as an independent contractor.
2.15    Employee Deferral Account. Employee Deferral Account means the separate account maintained for each Participant pursuant to Sections 4.1(a) and 5.2(a).

DWT 22359170v6 0088333-000004

2.16    Employer. Employer means the Company and any Affiliate which, with the consent of the Company elects to adopt the Plan and any organization that acquires the Employer’s business and adopts the Plan.
2.17    Employer Discretionary Account. Employer Discretionary Account means the separate account maintained for each Participant pursuant to Sections 4.1(c) and 5.2(c).
2.18    Employer Matching Account. Employer Matching Account means the separate account maintained for each Participant pursuant to Sections 4.1(b) and 5.2(b).
2.19    Employer Nonelective Account. Employer Nonelective Account means the separate account maintained for each Participant pursuant to Section 4.1(d).
2.20    Employment Date. Employment Date means the first day for which the Employee is entitled to be credited with an Hour of Service.
2.21    Enrollment Date. Enrollment Date means the first day of each calendar month.
2.22    ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended.
2.23    ESOP Program. ESOP Program means that portion of the Plan consisting of an employee stock ownership plan intended to satisfy the requirements of Code Section 4975(e)(7), as set forth in Article XIII, which is hereby designated as an employee stock ownership plan within the meaning of Code Section 4975(e)(7).
2.24    Fiscal Year. Fiscal Year means the Employer’s Fiscal Year for Federal income tax purposes.
2.25    Highly Compensated Employee. The term Highly Compensated Employee includes Highly Compensated active Employees and Highly Compensated former Employees.
A Highly Compensated active Employee includes any Employee who performs service for the Employer during the Plan Year and who: (i) during the preceding Plan Year received Compensation as defined in Section 5.5 from the Employer in excess of $115,000 (as adjusted as described in Code Section 414(q)(1)), or (ii) during the Plan Year or the preceding Plan Year was a 5 percent owner of the Employer as defined in Code Section 416(i)(1)(B).
A Highly Compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the current Plan Year, performs no service for the Employer during the current Plan Year, and was a Highly Compensated active Employee for either the separation year or any Plan Year ending on or after the Employee’s 55th birthday.
2.26    Hour of Service. Hour of Service means the following:
(a)    Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer during the applicable computation period.

DWT 22359170v6 0088333-000004

(b)    Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.
Notwithstanding the preceding sentence, (i) no more than 501 Hours of Service are required to be credited under this paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment on account of a period during which no duties are performed, is not required to be credited to the Employee if such payment is made or due under an insured disability plan or a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation, or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medically related expenses incurred by the Employee.
For purposes of this paragraph, a payment shall be deemed to be made by or due from the Employer, regardless of whether such payment is made by or due from the Employer directly or indirectly through a trust fund or insurer to which the Employer contributes or pays premiums, and, regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
(c)    Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service, shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c).
(d)    Each hour with which an Employee would normally be credited (or eight hours per normal working day if the Plan is unable to determine the Employee’s hours) during the Employee’s absence from work, and the absence is because of the Employee’s pregnancy, the birth of the Employee’s child, the placement of a child with the Employee in connection with the Employee’s adoption of the child, or for purposes of caring for such child for a period beginning immediately after the child’s birth or placement. An Employee shall be credited with the Employee’s Hours of Service determined under this paragraph (d) only for the purpose of determining whether the Employee has incurred a One-Year Break in Service and the number of Hours of Service credited to an Employee in connection with such pregnancy or placement shall not exceed 501. Hours of Service credited under this paragraph (d) shall be credited in the computation period in which the Employee’s absence begins or in the next following computation period if the Hours of Service credited under this paragraph are not needed to prevent the Employee from incurring a One-Year Break in Service in the earlier computation period. The Plan Administrator may establish reasonable requirements for information to be furnished by the Employee to show that the Employee’s absence is for a reason referred to under this paragraph and the number of days of such absence. The Employee shall be credited with the Employee’s Hours of Service under this paragraph only if the Employee provides the required information on a timely basis.

DWT 22359170v6 0088333-000004

(e)    Other than as specifically required under this Section, the determination of Hours of Service for reasons other than the performance of duties and the crediting of Hours of Service to computation periods shall be in accordance with Department of Labor Regulations 2530.200-2(b) and (c), and such rules are hereby incorporated by reference.
(f)    Hours of Service shall be credited for purposes of eligibility and vesting for employment with members of a controlled group of corporations (as defined in Code Section 414(b)), a group of trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c)), members of an affiliated service group (as defined in Code Section 414(m)), of which the adopting employer is a member, and any other business or entity that is treated as a single company with the Employer under Code Section 414(o).
(g)    Hours of Service shall also be credited for all purposes under this Plan to a person who provides services to the Employer under a lease agreement between the Employer and an organization which provides the person’s services (the Leasing Organization) if the person has performed such services for the Employer on a substantially full-time basis for a period of a least one year, and the services are performed under the primary direction and control of the Employer and is otherwise a Leased Employee. The Hours of Service to be credited to the Leased Employee shall be applied under the Plan only after the Leased Employee has provided such services to the Employer for at least one year. Plan contributions and benefits provided by the Leasing Organization to the Leased Employee attributable to services provided to the Employer by the Leased Employee shall be treated as though the Employer has provided such contributions and benefits. The requirement to recognize a Leased Employee as an Employee under this Plan shall not apply if Leased Employees constitute 20 percent or less of the Employer’s Non-Highly Compensated Employees and the Leasing Organization covers the Leased Employee with an immediate participation money purchase pension plan which provides for at least a 10 percent non-integrated contribution rate, for full and immediate vesting, and each employee of the Leasing Organization (except an employee who performs substantially all of their services for the Leasing Organization) participates in the plan.
2.27    Leased Employee. Leased Employee shall mean any person (other than an Employee of the Company) who, pursuant to an agreement between the Company and any other person, has performed services for the Company (or for the Company and a Related Company) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction of or control by the Company.
2.28    Local 77 Member. Local 77 Member means a Participant whose employment is subject to a collective bargaining agreement entered into by and between the Company and IBEW Local 77. For purposes of calculating an Employee’s Employer matching contributions, an Employee who transfers from Local 77 Member to non-Local 77 Member status on or after January 1, 2006 without an intervening termination of employment, shall continue to be treated as a Local 77 Member until such time as he terminates employment and is reemployed as a non-Local 77 Member.

DWT 22359170v6 0088333-000004

2.29    Limitation Year. Limitation Year shall mean the 12 consecutive month period corresponding to the Plan Year and shall be the 12 month period under which the limits of Code Section 415 are applied.
2.30    Non-Highly Compensated Employee. Non-Highly Compensated Employee shall mean an Employee who is not a Highly Compensated Employee.
2.31    One-Year Break in Service. One-Year Break in Service means a Plan Year during which an Employee fails to complete more than 500 Hours of Service.
2.32    Participant. Participant means an Employee who satisfies the eligibility requirements of Article III and who commences participation in the Plan.
2.33    Plan. Plan means The Investment and Employee Stock Ownership Plan of Avista Corporation and all subsequent amendments thereto.
2.34    Plan Administrator. Plan Administrator means the Committee as appointed under this Plan, or any person so designated by the Committee.
2.35    Plan Year. Plan Year means the twelve (12) consecutive month period ending on the last day of December. The Plan Year shall be the year on which the records of the Plan are kept.
2.36    Reemployment Date. Reemployment Date means a date on which a former Employee is reemployed and credited with an Hour of Service. The first date after December 31, 2005 that a Member who incurs a Reemployment Date ceases to be a non-Local 77 Member shall be treated as his most recent date of termination of employment and the first date after December 31, 2005 on which he becomes a Local 77 Member shall be treated as a Reemployment Date.
2.37    Related Company. Related Company means all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code Section 415(h)) or affiliated service groups (as defined in Code Section 414(m)) of which the Company is a part, and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).
2.38    Salary Deferral Agreement. Salary Deferral Agreement means the written authorization of a Participant to the Employer to deduct from the Participant’s Compensation an amount or percentage to be deferred as an elective deferral in accordance with this Plan.
2.39    Spouse. Spouse means the lawful husband or wife of the Participant, provided that a former Spouse will be treated as the Spouse and a current Spouse will not be treated as the Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code Section 414(p).
2.40    Surviving Spouse. Surviving Spouse shall mean the Participant’s Spouse surviving at the date of the Participant’s death, provided that a former Spouse will be treated as

DWT 22359170v6 0088333-000004

the Surviving Spouse and a current Spouse will not be treated as the Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code Section 414(p).
2.41    Trust Fund or Fund. Trust Fund or Fund means all assets of the Plan held by the Trustee for purposes of the Plan.
2.42    Trustee. Trustee means the entity or entities serving as trustee(s) hereunder.
2.43    Valuation Date. Valuation Date means the last day of each Plan Year and such other date or dates as may be designated by the Plan Administrator.
2.44    Year of Service. Year of Service means the completion of 1,000 or more Hours of Service during a Plan Year.
ARTICLE III.
ELIGIBLE EMPLOYEES
3.1    Participation. Subject to the provisions of Section 3.3, an Employee shall participate in this Plan on the Enrollment Date that coincides with or immediately follows the date on which the Employee commences employment with the Employer. An Employee who is participating in the Plan immediately prior to January 1, 2014 shall continue to participate in the Plan.
3.2    Participation on Reemployment. Subject to the provisions of Section 3.3, a former Participant shall resume participation in this Plan upon the date of the Participant’s reemployment by the Employer.
3.3    Ineligible Employees. Notwithstanding the provisions of Section 3.1 and Section 3.2, the following classes of Employees shall not be eligible to participate in this Plan:
(a)    A student who is working on a temporary basis for the Employer;
(b)    A Leased Employee;
(c)    An Employee who is a member of a collective bargaining unit for which retirement benefits have been the subject of good faith bargaining between Employee representatives and the Employer, unless the bargaining agreement specifically requires participation in this Plan; and
(d)    A person who (i) is on the payroll of a third-party leasing organization and performs services for the Employer or (ii) is a person who is not treated by the Employer as an Employee for payroll tax purposes, but who is subsequently determined by a government agency, by the conclusion or settlement of threatened or pending litigation, or otherwise, to be (or to have been) a common law Employee of the Employer. Notwithstanding the foregoing, effective as of such determination, including any appeals thereof, a person so reclassified shall become eligible to participate in the Plan, subject to Section 3.1 and Sections 3.3(a), (b) and (c).

DWT 22359170v6 0088333-000004

Notwithstanding any provision of this Plan to the contrary, an Employee shall not be eligible to participate in this Plan for purposes of Employer nonelective contributions pursuant to Section 4.1(d) if he is (i) a collectively bargained Employee, or (ii) a non-collectively bargained Employee who is hired prior to January 1, 2014 and has not been rehired thereafter.
3.4    Ineligible Participants. In the event a Participant transfers to an ineligible class of Employees, such Employee’s participation in this Plan for purposes of benefit accrual shall cease as of the date of such transfer.
In the event an ineligible Employee transfers to the eligible class, such Employee shall participate in the Plan immediately.
ARTICLE IV.
CONTRIBUTIONS
4.1    Plan Contributions.
(a)    Elective Deferrals.
(i)    Election to Defer Compensation. Subject to the following, each Eligible Employee may elect to reduce his Compensation by any whole percentage amount (not to exceed 75%) and have such amount contributed to the Plan by the Employer on a pre-tax basis:
(A)    The Plan Administrator shall have the authority to reduce the amount of a Participant’s contributions if the Plan Administrator determines in its sole discretion that such reduction is necessary to prevent the Plan from violating Sections 4.1(a)(iii) or 5.5 or for such other reasons as the Plan Administrator may determine. The amount of Compensation so reduced and contributed on a pre-tax basis under this Plan or any other qualified plan maintained by the Employer as elective deferrals during any Plan Year shall not exceed $17,500 (or after 2013 such other amounts as determined by the Secretary of the Treasury pursuant to Section 402(g) of the Code in effect at the beginning of such Plan Year), except to the extent permitted under Section 4.1(a)(i)(B) and Code Section 414(v). Such amounts shall be contributed to the Plan by the Employer and designated for such Participant’s Employee Deferral Account.
(B)    All Employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.
(C)    Each Participant may, by filing a written Salary Deferral Agreement with the Plan Administrator within such time period as the Plan Administrator determines, specify the percentage of Compensation to be deferred and contributed to the Trust

DWT 22359170v6 0088333-000004

for such period. The Participant may also, in accordance with rules established by the Plan Administrator, increase or decrease said elective deferrals effective as of such dates determined by the Plan Administrator on a uniform basis. Notwithstanding the preceding sentence and subject to the provisions of any applicable collective bargaining agreement, an Eligible Employee who has not filed a Salary Deferral Agreement with the Plan Administrator shall be deemed to have filed a Salary Deferral Agreement in which the Employee elects to reduce his Compensation by three percent (3%) and have such amount contributed to the Plan by the Employer on a pre-tax basis. Subject to the Eligible Employee’s subsequent filing of a Salary Deferral Agreement, effective as of the first day of the first Plan Year commencing thereafter, such percentage shall be increased by one percent (1%), and for each subsequent Plan Year thereafter, by an additional one percent (1%), but in no event to more than six percent (6%). For purposes of determining an Eligible Employee’s automatic elective deferral percentage, an Eligible Employee who for an entire Plan Year did not have any automatic elective deferrals made on his behalf shall be treated as if he had not made any such automatic elective deferrals for any prior Plan Year. In addition, a Participant who files a Salary Deferral Agreement shall continue to be subject to automatic elective deferrals in the event that the Employee’s Salary Deferral Agreement is no longer in effect and shall receive the annual notice described in Section 11.9. In addition, the Plan’s automatic elective deferral provisions shall apply to such Eligible Employee if his Salary Deferral Agreement no longer remains in effective and he fails to file a new Salary Deferral Agreement.
(ii)    Payment to Trustee. Elective deferrals shall be paid to the Trust Fund by the Employer as soon as such amounts can reasonably be segregated, but in no event later than 15 days after the month in which the amounts would have otherwise been paid as Compensation.
(iii)    Limitation on Deferral of Compensation. Elective deferrals to the Plan under this Section 4.1(a) shall satisfy one of the following tests:
(A)    The Actual Deferral Percentage (hereafter “ADP”) of the eligible Highly Compensated Employees may not be greater than the ADP of the eligible Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or
(B)    The ADP of the eligible Highly Compensated Employees may not be greater than the ADP of the eligible Non-Highly Compensated Employees for the Plan Year multiplied by 2, but the excess of the ADP of the eligible Highly Compensated Employees over that of the eligible Non-Highly Compensated Employees may not be greater than two percentage points (2.0).
The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have elective deferrals allocated to his or her accounts under two or more arrangements described in Code Section 401(k) that are maintained by the Employer shall be determined as if such elective deferrals were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferral arrangements of the Employer that have different plan years, all elective deferrals made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be

DWT 22359170v6 0088333-000004

treated as separate if mandatorily disaggregated under Treasury Regulations under Code Section 401(k).
In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same ADP testing method.
For purposes of determining the ADP test, elective deferrals must be made before the end of the 12 - month period immediately following the Plan Year to which the contributions relate.
“Actual Deferral Percentage” shall mean, for a specified group of Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions actually paid to the trust on behalf of such Participant for the Plan Year to (2) the Participant’s Compensation as defined in Section 5.5 for such Plan Year. Employer contributions on behalf of any Participant shall include any elective deferrals (including excess elective deferrals of Highly Compensated Employees), but excluding excess elective deferrals of Non-Highly Compensated Employees that arise solely from elective deferrals made under the Plan or plans of the Employer. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make elective deferrals shall be treated as a Participant on whose behalf no elective deferrals are made.
(iv)    Return of Excess Deferrals.
(A)    Nondiscrimination Test. If during any Plan Year the Plan Administrator determines that contributions by Highly Compensated Employees would cause the Plan to fail to satisfy the requirements of Code Section 401(k) for such Plan Year, the Plan Administrator may reduce or curtail contributions by such Highly Compensated Employees (pursuant to the same procedures as are set forth below with respect to the return of excess deferrals at year end) on a prospective basis in order to satisfy such requirements. Notwithstanding any other provision of the Plan, excess deferrals under the ADP test, plus any income and minus any loss allocable thereto, shall be distributed no later than 12 months after the last day of a Plan Year to Participants to whose accounts such excess deferrals were allocated for such Plan Year. Excess deferrals are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the excess deferrals have been allocated. If such excess amounts are distributed more than 6 months (2½ months, for Plan Years commencing on or after January 1, 2010 if not all Highly Compensated Employees and non-Highly Compensated Employees who are Eligible Employees are subject to the automatic elective deferral provisions of Section 4.1(a)(i)(C)) after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer with respect to such amounts.

DWT 22359170v6 0088333-000004

Excess deferrals shall be treated as annual additions under Section 5.5 of the Plan even if distributed.
Excess deferrals shall be adjusted for any income or loss up to the last day of the Plan Year. Excess deferrals allocated to a Participant shall be distributed from the Participant’s Employee Deferral Account in proportion to the Participant’s elective deferrals for the Plan Year.
(B)    Annual Dollar Limit. Notwithstanding any other provision of the Plan, if a Participant’s elective deferrals exceed $17,500 (or such amount as adjusted under Code Section 402(g)) for a calendar year, the Participant’s elective deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 of the following year. Participants who claim excess elective deferrals for the preceding year must submit their claims in writing to the Plan Administrator by March 15 of the following year.
Excess elective deferrals shall be adjusted for any income or loss up to the last day of the Plan Year.
(v)    Suspension of Deferrals. A Participant may, upon notice filed with the Plan Administrator, suspend the Participant’s election under Section 4.1(a) to have a portion of the Participant’s Compensation deferred. In the event of such a suspension, a Participant shall not be entitled to have elective deferrals made hereunder until a three month period has elapsed. The Participant shall, nevertheless, be considered a Participant hereunder for all other purposes during such period of time if the Participant’s service with the Employer continues during that time. As of any Enrollment Date following the Participant’s suspension of deferrals and three month waiting period such Participant may again elect to have contributions made under Section 4.1(a).
(b)    Employer Matching Contributions. Except as provided below, and subject to Sections 4.2 and 4.3, each Employer shall determine whether it will make an Employer matching contribution for each Participant who is employed by the Employer for such Plan Year, and if so, the amount thereof. Notwithstanding the above, the Employer’s matching contribution for a Participant shall not be made for any deferrals by the Participant which exceed 6% of the Participant’s Compensation for such Plan Year. No catch-up contributions shall be eligible for Employer matching contributions.
Effective January 1, 2014, the Employer matching contributions under the Plan for a Participant shall be calculated under one of the following formulas, based on the criteria set forth herein:
(i)    For a Participant whose Employment Date is prior to January 1, 2006 and who has not incurred a Reemployment Date after December 31, 2005, 75% of the Participant’s elective deferrals, up to 6% of Compensation for the Plan Year;

DWT 22359170v6 0088333-000004

(ii)    For a Participant who is not and has never been a Local 77 Member, and whose Employment Date is on or after January 1, 2006, or who has incurred a Reemployment Date after December 31, 2005, 100% of the Participant’s elective deferrals, up to 6% of Compensation for the Plan Year;
(iii)    For a Participant who is a Local 77 Member whose Employment Date is before January 1, 2011 and who has not incurred a Reemployment Date after December 31, 2010, 75% of the Participant’s elective deferrals, up to 6% of Compensation for the Plan Year; and
(iv)    For a Participant who is a Local 77 Member whose Employment Date is before January 1, 2011 and who has incurred a Reemployment Date after December 31, 2010, or whose Employment Date is on or after January 1, 2011, 100% of the Participant’s elective deferrals, up to 6% of Compensation for the Plan Year.
The Employer shall “gross-up” matching contributions made by the Employer on behalf of each Participant who is employed by the Employer on the last day of the Plan Year so that the aggregate matching contributions made for such Plan Year are equal to a percentage specified by the Employer of the Participant’s elective deferrals for such Plan Year, but only to the extent such elective deferrals do not exceed 6% of the Participant’s Compensation for such Plan Year.
Such Employer matching contributions shall be credited to a Participant’s Employer Matching Account in accordance with Section 5.2(b).
(c)    Employer Discretionary Contributions.
(i)    Amount of Contributions. The Employer shall contribute to the Plan such amounts as may be determined by the Board of Directors in its sole discretion. Contributions pursuant to this Section 4.1(c) for a Plan Year shall be paid to the Trustee not later than the due date (including extensions of time) for filing the Employer’s income tax return for such Plan Year.
(ii)    Payment of Expenses. In the case of expenses of administering that portion of the Plan attributable to Employer contributions under Section 4.1(c)(i), such expenses paid or incurred during a Plan Year may be paid out of the Trust Fund except to the extent paid by the Employer.
(iii)    Employer Discretionary Account. Employer discretionary contributions shall be credited to a Participant’s Employer Discretionary Account in accordance with Section 5.2(c).
(d)    Employer Nonelective Contributions for Non-Union Employees Hired or Rehired on or after January 1, 2014.
(i)    Amount of Contributions. Subject to Section 4.2, a Employer nonelective contribution shall be made for each payroll period on behalf of each Participant who is not a Local 77 Member and who is hired or rehired on or after January 1, 2014, based on such Participant’s age as of the last day of the payroll period and his eligible Compensation for that payroll period, as follows:

DWT 22359170v6 0088333-000004

Age as of the Last Day of the Payroll Period	Contribution as a Percentage of Eligible Compensation
Younger than 40	3%
40-49	4%
50 or Older	5%

Contributions pursuant to this Section 4.1(d) for a payroll period shall be paid to the Trustee as soon as administratively possible on or after the last day of that payroll period. Provided, that in no event will such contributions be made later than the due date (including extensions of time) for filing the Employer’s income tax return for the Plan Year in which the payroll period occurred.
(ii)    Payment of Expenses. In the case of expenses of administering that portion of the Plan attributable to Employer contributions under Section 4.1(d)(i), such expenses paid or incurred during a Plan Year may be paid out of the Trust Fund except to the extent paid by the Employer.
(iii)    Employer Nonelective Account. Employer nonelective contributions shall be credited to a Participant’s Employer Nonelective Account in accordance with Section 5.2(d).
4.2    Limitation on Contributions. In no event shall the sum of the contributions made by the Employer, in respect to any Plan Year pursuant to this Article IV, be greater than the amount the Plan Administrator estimates will be deductible by the Employer for the Fiscal Year in question.
4.3    Matching Contributions Test.
(a)    Average Contributions Test. In the case of Employer Matching Contributions, such contributions shall satisfy one of the following tests:
(i)    The ACP of the eligible Highly Compensated Employees shall be not greater than the ACP of the eligible Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or
(ii)    The ACP of the eligible Highly Compensated Employees shall be not greater than the ACP of the eligible Non-Highly Compensated Employees for the Plan Year multiplied by 2, but the excess of the ACP of the eligible Highly Compensated Employees over that of the eligible Non-Highly Compensated Employees shall be not greater than two percentage points (2.0).
For purposes of this Section, the contribution percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Employer shall be determined as if the total of such Contribution Percentage Amounts was made under each plan and arrangement. If a Highly Compensated Employee participates in two or more such plans or

DWT 22359170v6 0088333-000004

arrangements that have different plan years, all Contribution Percentage Amounts made during the Plan Year under all such plans and arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(m).
In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ACP of employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.
For purposes of the ACP test, Employer Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.
“ACP” shall mean the average of the Contribution Percentages of the Eligible Participants in a group.
“Contribution Percentage” shall mean the ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Participant’s Compensation as defined in Section 5.5 for the Plan Year.
“Contribution Percentage Amounts” shall mean the sum of the Employer Matching Contributions made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Employer Matching Contributions that are forfeited because the contributions to which they relate are Excess Deferrals.
“Eligible Participant” shall mean any Employee who is eligible to make an elective deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage) or to receive an Employer Matching Contribution (including forfeitures).
(b)    Correction – Excess Aggregate Contributions. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than 12 months after the last day of a Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for such Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. If such Excess Aggregate Contributions are distributed more than 6 months (2½ months, if not all Highly Compensated Employees and non-Highly Compensated Employees

DWT 22359170v6 0088333-000004

who are Eligible Employees are subject to the automatic elective deferral provisions of Section 4.1(a)(i)(C)) after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under Section 5.5 of the Plan even if distributed.
Excess Aggregate Contributions shall be adjusted for any income or loss up to the last day of the Plan Year.
Forfeitures of Excess Aggregate Contributions may be applied to reduce Employer contributions.
Excess Aggregate Contributions allocated to a Participant shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant’s Employer Matching Contribution Account.
“Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of: (1) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over (2) the maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).
4.4    Rollover Contributions.
(a)    Subject to the requirements of Section 4.4(b), the Plan shall accept Participant rollover contributions and/or direct rollovers of distributions from the types of plans specified below:
(i)    Direct Rollovers. The Plan shall accept a direct rollover of an eligible rollover distribution from a qualified plan described in Code Sections 401(a) or 403(a) (excluding after-tax employee contributions), an annuity contract described in Code Section 403(b) (excluding after-tax employee contributions), and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and exempt from tax under Code Section 501(a); and
(ii)    Participant Rollover Contributions. The Plan shall accept a Participant contribution of an eligible rollover distribution from a qualified plan described in Code Sections 401(a) or 403(a) (excluding after-tax employee contributions), an annuity contract described in Code Section 403(b) (excluding after-tax employee contributions), and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
(iii)    Participant Rollover Contributions from IRAs. The Plan shall accept a Participant rollover contribution from an individual retirement account or annuity described in Code Sections 408(a) or 408(b).

DWT 22359170v6 0088333-000004

Notwithstanding any provision of this Section 4.4(a) to the contrary, the Plan shall accept a direct rollover of an eligible rollover distribution consisting of after-tax Roth elective deferral contributions, as provided in Appendix A, Section 9, of this Plan.
(b)    The Plan Administrator is authorized to accept amounts from an Eligible Employee as described in Section 4.4(a), provided that the following conditions are met:
(i)    The amount rolled over does not exceed the fair market value of all the property the Participant received in the earlier distribution, reduced by the Participant’s contributions, if any;
(ii)    The rollover occurs on or before the 60th day following the Participant’s receipt of the distribution from the other plan; and
(iii)    The Plan Administrator receives written assurance from the sponsor of such other plan providing that such other plan satisfies the statutory requirements set forth above.
The rollover amount accepted by the Plan shall be separately accounted for (in a “Rollover Account”) and the Participant shall have a nonforfeitable interest in such Account at all times. The Participant’s Rollover Account shall be adjusted with its pro rata share of net earnings, losses, appreciation, or depreciation as of each Valuation Date. A Participant shall be entitled to withdraw any part or all of the Participant’s Rollover Account and payment of the amount withdrawn shall be made as soon as reasonably practicable after the Plan Administrator is provided with notice of such withdrawal. If not earlier withdrawn, the total amount of a Participant’s Rollover Account shall be paid to the Participant in any form provided for under this Plan, as selected by the Participant. Payment shall be made at the same time distribution of the Participant’s Employer derived Accrued Benefit is made.

ARTICLE V.
PARTICIPANT ACCOUNTS AND CREDITING OF CONTRIBUTIONS
5.1    Accounts. The Plan Administrator shall establish in the name of each Participant such Accounts as are necessary to properly account for the types of contributions made on behalf of a Participant.
5.2    Allocation and Crediting of Contributions.
(a)    Crediting of Elective Deferrals. Employer contributions arising from a Participant’s election to defer Compensation under this Plan, and similar contributions (adjusted for gains, losses and distributions) made under any other plan merged into this Plan, shall be credited to the Participant’s Employee Deferral Account.
(b)    Crediting of Employer Matching Contributions. Employer matching contributions under this Plan, and similar contributions (adjusted for gains, losses and distributions) made under any other plan merged into this Plan, shall be credited to the Account of a Participant for whom the matching contribution is made in accordance with Section 4.1(b) and shall be credited to the Participant’s Employer Matching Account.

DWT 22359170v6 0088333-000004

(c)    Crediting of Employer Discretionary Contributions. Employer discretionary contributions under this Plan, and similar contributions (adjusted for gains, losses and distributions) made under any other plan merged into this Plan, shall be credited to the Account of a Participant for whom the contribution is made in accordance with Section 4.1(c) and shall be credited to the Participant’s Employer Discretionary Account.
(d)    Crediting of Employer Nonelective Contributions. Employer nonelective contributions under this Plan, and similar contributions (adjusted for gains, losses and distributions) made under any other plan merged into this Plan, shall be credited to the Account of a Participant for whom the contribution is made in accordance with Section 4.1(d) and shall be credited to the Participant’s Employer Nonelective Account.
(e)    Crediting of Rollover Contributions. Rollover contributions under this Plan, and similar contributions (adjusted for gains, losses and distributions) made under any other plan merged into this Plan, shall be credited to the Account of a Participant by whom such Rollover Contribution is made in accordance with Section 4.4 and credited to the Participant’s Rollover Account.
(f)    Transfer Amounts. Amounts directly transferred to this Plan shall be credited to the appropriate Account(s) which reflect the type of contributions made to such other plan.
5.3    Valuation of Assets. As of each Valuation Date, the Trustee shall value the assets of the Trust at the then current fair market value.
5.4    Adjustment of Participants’ Accounts. As of each Valuation Date, the Participants’ Accounts shall be proportionately adjusted to reflect the income received, distributions made, profits and losses, and expenses of the Trust Fund, in the ratio that each Participant’s Accounts bears to the similarly invested total of the Accounts of all Participants.
5.5    Limitation on Allocations Limitation on Annual Additions.
(a)    The amount of Annual Additions that may be credited to a Participant’s Account for any Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s account under a welfare benefit fund for the same Limitation Year. If the Annual Additions with respect to a Participant under the welfare benefit fund maintained by the Employer are less than the Maximum Permissible Amount and the Employer matching contributions or Employer discretionary contributions that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated shall be reduced so that the Annual Additions under all such plans and funds for the Limitation Year shall equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other welfare benefit fund in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount shall be contributed or allocated to the Participant’s Account under this Plan for the Limitation Year.
(b)    Estimation of Maximum Permissible Amount. Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the

DWT 22359170v6 0088333-000004

Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant’s Compensation for the Plan Year, uniformly determined for all Participants similarly situated.
(c)    Determination of Maximum Permissible Amount. As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant’s actual Compensation for the Limitation Year.
(d)    Allocation of Excess Amounts. If as a result of the Maximum Permissible Amount or as a result of the allocation of forfeitures, a Participant’s Annual Additions under this Plan and a welfare benefit fund would result in an Excess Amount for a Limitation Year, the Excess Amount shall be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to the welfare benefit fund shall be deemed to have been allocated first, regardless of the actual allocation date.
(e)    Excess Amount Attributed to this Plan. If an Excess Amount was allocated to a Participant on an allocation date of this Plan that coincides with an allocation date of another plan, the excess amount attributed to this Plan shall be the total Excess Amount allocated as of such date.
(f)    Disposal of Excess Amounts. If the annual additions (within the meaning of Code Section 415) are exceeded for any Participant, then this Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2013-12 or any superseding guidance, including, but not limited to, the preamble of the final Code Section 415 regulations.
(g)    Definitions. The following terms are defined for purposes of this Section 5.5:
(i)    “Annual Additions” shall mean the sum of the following credited to the Participant for the Limitation Year:
(A)    Employer matching contributions, Employer discretionary contributions, and Employer nonelective contributions;
(B)    Elective deferrals;
(C)    Forfeitures;
(D)    Amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer; and
(E)    Any Excess Amount applied under Section 5.5(f) in the Limitation Year to reduce Employer matching, Employer discretionary, and Employer nonelective contributions.

DWT 22359170v6 0088333-000004

(ii)    “Compensation” Compensation means an Employee’s wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Treasury regulations).
Compensation shall include the following:
(A)    Any elective deferral (as defined in Code Section 402(g)(3)), and any amount that is contributed or deferred by the Company at the election of the Employee and that is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4) or 457. Amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. Any such amount shall be treated as an amount under Code Section 125 only if the Company does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan; and
(B)    Payments made by the later of 2 ½ months after severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) or the end of the Limitation Year that includes the date of severance from employment if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Company and are regular Compensation for services during the Employee’s regular working hours, and Compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar Compensation. Any payments not described in this subparagraph (B) are not considered Compensation if paid after severance from employment, even if they are paid within the time period described above, except for payments to an individual who does not currently perform services for the Company by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company rather than entering qualified military service.
Compensation shall exclude the following:
(A)    Contributions to this Plan and any other plan of deferred compensation that are not includible in the Employee’s gross income for the taxable year in which contributed, or contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation;
(B)    Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

DWT 22359170v6 0088333-000004

(C)    Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
(D)    Other amounts that received special tax benefits.
Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year. Compensation received by the Employee prior to the time the Employee is eligible to make elective deferrals under this Plan shall not be taken into consideration under this Plan.
In no event shall the Compensation for purposes of Code Section 415 for a given Limitation Year exceed $255,000, as adjusted for cost of living increases in accordance with Section 401(a)(17)(B) of the Code.
(iii)    “Employer” shall mean the Company and a Related Company.
(iv)    “Excess Amount” shall mean the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.
(v)    “Maximum Permissible Amount” shall mean, except to the extent permitted under Section 4.1(a)(i)(B) of this Plan and Code Section 414(v), the total Annual Additions that may be contributed or allocated to a Participant’s Account for any Limitation Year shall not exceed the lesser of:
(A)    $51,000 (as adjusted for increases in the cost of living under Code Section 415(d)); or
(B)    100% of the Participant’s Compensation for the Limitation Year.
If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:
Number of months in the short Limitation Year /12
If the Plan is terminated as of a date other than the last day of the Limitation Year, the Plan is deemed to have been amended to change its Limitation Year and the maximum permissible amount shall be determined shall be prorated for the resulting short Limitation Year.
5.6    Protection of Accrued Benefits. No amendment to the Plan shall reduce the Accrued Benefit of a Participant determined as of the date immediately preceding the adoption of the amendment. In addition, no amendment shall either directly or indirectly reduce or restrict a protected benefit under Code Section 411(d)(6), except as otherwise permitted under the Code.
5.7    Title to Assets in Trustee. Title to all assets under this Plan shall be vested in the Trustee which shall hold the Trust Fund and the income as a part thereof and make payments

DWT 22359170v6 0088333-000004

therefrom as provided in this Plan. Assets attributable to this Plan may be held in more than one trust maintained by more than one Trustee.
ARTICLE VI.
INVESTMENT FUNDS
6.1    Accounting.
(a)    Separate Investment Funds. The Plan Administrator shall direct the Trustee to establish accounts for the investment funds that the Administrative Committee selects for the Plan.
(b)    Participant Direction. A Participant shall designate the percentage of investment among the investment funds for contributions allocated to the Participant’s Employee Deferral Account, Employer Matching Account, Employer Discretionary Account, Employer Nonelective Account, and Rollover Account, as applicable, pursuant to such rules and administrative procedures as may be promulgated by the Committee. A Participant’s designation shall be filed with the Plan Administrator. A Participant may upon notice change the Participant’s investment designation with respect to future contributions and/or existing Account balances. Any change in a Participant’s investment direction shall be permitted only as of a Valuation Date and as permitted pursuant to the prospectus for the applicable investment fund. A Participant may elect to invest his Employee Deferral Account, Employer Matching Account, Employer Discretionary Account, Employer Nonelective Account, and Rollover Account, as applicable, in Company Stock. If any such Accounts are invested in Company Stock, the Participant may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the following requirements: (i) such other investment options shall include not less than three options, other than Company Stock, to which the Participant may direct the proceeds of Company Stock divestments; and (ii) such other investment options shall be diversified and have materially different risk and return characteristics. The Plan Administrator shall provide reasonable divestment and reinvestment opportunities at least quarterly. Except as provided in applicable law, the Plan Administrator shall not impose restrictions or conditions on the investment of Company Stock which the Plan does not impose on the investment of other Plan assets, other than restrictions or conditions imposed by reason of the application of securities laws or a condition permitted under applicable Treasury or Department of Labor Regulations.
(c)    Investment Results. As of each Valuation Date, the investment results obtained in the investment funds shall be allocated only in proportion to the Account balances of Participants who have invested in the fund.
6.2    Participant Loans. The Plan Administrator, upon the application of a Participant, may direct the Trustee to make a loan or loans to such Participant. Notwithstanding the foregoing or any other provision of this Plan to the contrary, a Participant may not take a loan from his Employer Nonelective Account. The Plan Administrator shall follow a uniform and nondiscriminatory policy in approving such loans and loans shall be made available to Participants on a reasonably equivalent basis. Subject to the provisions of this Section, the Plan Administrator shall direct the terms and conditions of the loan, shall ensure that the loan is

DWT 22359170v6 0088333-000004

adequately secured and that the loan bears interest at a reasonable rate. The Plan Administrator shall require the Participant to execute an assignment of 50% of the Participant’s vested Accrued Benefit to secure the Participant’s loan. A loan to a Participant shall meet the following requirements:
(a)    The principal amount outstanding in one or more loans to a Participant from plans maintained by the Employer shall not exceed the greater of one-half of the value of the Participant’s vested interest in the Plan, provided that the principal amount of a Participant’s loan or loans shall not exceed $50,000. The $50,000 amount shall be reduced by the excess of the highest outstanding balance of loans to the Participant from the Plan, during the one year period ending on the day preceding the new loan, over the outstanding balance of loans to the Participant on the date on which the new loan is made.
(b)    The loan shall require substantially level amortization of the loan (with payments not less frequently than quarterly) over the term of such loan.
(c)    The loan, by its terms, shall require payment within 5 years (10 years in the case of a loan utilized by the Participant to purchase his principal place of residence).
ARTICLE VII.
NONFORFEITABLE BENEFITS
7.1    Nonforfeitable Interest. The Participant’s nonforfeitable interest shall be determined as follows:
(a)    Employee Deferral Account. A Participant shall have a nonforfeitable interest in the Participant’s Employee Deferral Account at all times.
(b)    Employer Matching Account. Except as provided in the following sentence, a Participant shall have a nonforfeitable interest in the Participant’s Employer Matching Account at all times. A Participant who initially participates in the Plan on or after February 12, 1999, shall have a nonforfeitable interest in the Participant’s Employer Matching Account upon completion of one Year of Service (except the dollar amount of cash dividends on Company Stock allocated to the Account on or after February 24, 2006, which shall be nonforfeitable).
(c)    Employer Discretionary Account. Except as provided in the following sentence, a Participant shall have a nonforfeitable interest in the Participant’s Employer Discretionary Account at all times. A Participant who initially participates in the Plan on or after February 12, 1999, shall have a nonforfeitable interest in the Participant’s Employer Discretionary Account upon completion of one Year of Service (except the dollar amount of cash dividends on Company Stock allocated to the Account on or after February 24, 2006, which shall be nonforfeitable).
(d)    Employer Nonelective Account. A Participant shall have a nonforfeitable interest in the Participant’s Employer Nonelective Account upon completion of three Years of Service (except the dollar amount of cash dividends on Company Stock, which shall be nonforfeitable).

DWT 22359170v6 0088333-000004

(e)    Years of Service. In calculating Years of Service, all of a Participant’s Years of Service shall be taken into account.
(f)    Forfeiture. If the Participant separates from service before he is vested in his Employer Matching Account, Employer Discretionary Account, or Employer Nonelective Account and receives a distribution of his entire vested account balance under the Plan or incurs five consecutive One-Year Breaks in Service, whichever is first, the Participant shall be deemed to have received a distribution of his vested interest in his Employer Matching Account, Employer Discretionary Account, and Employer Nonelective Account (as applicable), and his nonvested balance shall be forfeited as of the date of distribution. Forfeitures from a Participant’s Employer Matching Account, Employer Discretionary Account, and Employer Nonelective Account attributable to Employees of an Employer shall be used to reduce the Employer’s matching, discretionary, or nonelective contributions, as applicable, for such Plan Year. If there are any excess forfeitures remaining, the excess amount shall be used to pay reasonable expenses of the Plan as permitted under applicable law.
(g)    Reinstatement of Forfeiture. If the Participant (i) separates from service before he is vested in his Employer Matching Account, Employer Discretionary Account, or Employer Nonelective Account, (ii) is reemployed by the Employer before he incurs five consecutive One-Year Breaks in Service, and (iii) no distribution of his account has been made to him, then the forfeiture which resulted from his separation from service shall be recredited to his account. If a distribution of such accounts has been made to such a Participant and such Participant is reemployed by the Employer, he may repay to the Trustee the total amount distributed to him as a result of his separation from service. Such repayment must be made within five years after reemployment but in no event later than the date the Participant incurs five consecutive One-Year Breaks in Service commencing after the date of distribution. If a Participant makes such a repayment to the Trustee, both the amount of the repayment and the forfeiture shall be credited to his account as of the Valuation Date coincident with or next following the date of repayment (after all other adjustments required under the Plan as of that date have been made). Forfeitures which are credited to Participant’s accounts under this Section shall be taken from forfeitures. If the aggregate amount to be so restored to the accounts of Participants exceeds the amount of such forfeitures, the Employer shall make a contribution in an amount equal to such excess.
7.2    Distribution to Separated Participants. In the case of a Participant who separates from the service of the Employer, the Participant’s Accounts shall be payable in accordance with the provisions of Article XI.
ARTICLE VIII.
RETIREMENT
8.1    Retirement Age and Benefit. A Participant shall attain normal retirement age upon reaching age 65. The Participant shall have a nonforfeitable interest in the Participant’s Accrued Benefit upon attaining normal retirement age as an Employee. Payment of the Participant’s Accounts shall be made in accordance with the provisions of Article XI.

DWT 22359170v6 0088333-000004

A Participant may not be required to retire involuntarily under this Plan simply because the Participant attains normal retirement age. No payment of a Participant’s Accounts shall be made under this Plan until a Participant actually retires and ceases employment. Upon actual retirement, payments of the Participant’s Accounts shall be made in accordance with the provisions of Article XI.
ARTICLE IX.
DEATH BENEFIT
9.1    Death of Participant. A Participant who dies while in the service of the Employer shall be 100 percent vested in the Participant’s Accounts upon the Participant’s death. Upon a Participant’s death, the Participant’s Accounts (reduced by any security interest held by the Plan by reason of a loan outstanding to the deceased Participant) shall be payable to the Participant’s Surviving Spouse, or the Participant’s designated Beneficiary if the Participant has no Surviving Spouse at the time of death or the Spouse consents to the designation of a Beneficiary other than the Surviving Spouse. The designation of a Beneficiary to whom the Spouse has consented shall not be changed without the Spouse’s consent to such change unless the Spouse’s earlier consent expressly permits designations by the Participant without any requirement of further consent by the Spouse. A Spouse’s consent must be in writing, it must acknowledge the effect of the Beneficiary designation, and it must be witnessed by a notary public or a Plan representative. A Spouse’s consent is irrevocable. A Spouse’s consent to a Beneficiary designation as provided for under this Section is effective only with respect to that Spouse. Payment of the death benefit shall be made in accordance with the provisions of Article XI provided that, the Surviving Spouse may require that the payment be made within a reasonable time following the Participant’s death.
9.2    Payments Upon Failure to Designate Beneficiary. Any portion of the amount payable which is undisposed of because of the failure to designate a Beneficiary or the failure of the Beneficiary to survive the Participant shall be paid in order of survivorship to:
(a)    The Participant’s Spouse;
(b)    The Participant’s descendants, per stirpes; and
(c)    If none are surviving, the Participant’s estate.
Notwithstanding the above, if the Plan Administrator is unable to locate any of the persons listed in (a) or (b) within three (3) months, the Plan Administrator may pay the death benefits to the Participant’s estate.
ARTICLE X.
DISABILITY BENEFIT
10.1    Payment Due. If a Participant becomes Permanently Disabled while in the service of the Employer, the Participant shall be 100 percent vested in the Participant’s Accounts as of the date of the Participant’s disability. Payment of the Participant’s entire interest shall be made in accordance with the provisions of Article XI.

DWT 22359170v6 0088333-000004

10.2    Permanently Disabled. Permanently Disabled means that the Participant is determined to be disabled by the third party administrator of the Company’s long term disability plan.
ARTICLE XI.
DISTRIBUTIONS AND WITHDRAWALS
11.1    Distribution of Benefits.
(a)    Forms of Distribution. The amounts payable from a Participant’s or former Participant’s Accounts related to investment in Company Stock shall be paid in a form (either in shares of Company Stock or cash) as elected by the Participant or former Participant. Shares of Company Stock can be paid by a distribution of whole shares of Company Stock (along with a cash payment equal to the value of any fractional share of Company Stock deemed to be so distributed). Alternatively, at the election of the Participant or former Participant, the amounts payable with respect to shares of Company Stock held in the Participant’s Accounts shall be paid in the form of cash of equal value. Amounts paid with respect to investments other than Company Stock shall be paid as elected by the Participant or former Participant in a manner permitted by the Plan Administrator.
Any amounts payable to a Participant or Beneficiary shall, at the election of the Participant or Beneficiary, be paid as a single-sum distribution of the Participant’s Accounts, as a single sum distribution of a portion of a Participant’s Accounts, or by payments in monthly installments over a period not to exceed fifteen (15) years.
(b)    Time of Distribution.
(i)    Termination Benefits. Payment to a Participant as a result of his severance from employment with the Employer or any Related Company shall be made within a reasonable time following the Participant’s severance from employment, provided that if the value of the Participant’s nonforfeitable interest in the Participant’s Account exceeds $1,000, as calculated pursuant to Section 11.1(c), payment shall not be made prior to his Required Beginning Date unless the Participant consents to the payment.
(ii)    Retirement, Death and Disability Benefits. Benefits due to a Participant or Beneficiary as a result of normal retirement, death, or Disability shall be paid within a reasonable time after such retirement, death or Disability, provided, that in the case of a payment to a Participant, the payment shall not be made prior to the Participant’s Required Beginning Date without the consent of the Participant if the value of the Participant’s nonforfeitable interest in the Participant’s Accounts exceeds $1,000.
(c)    Distribution of Benefits. In the case of a Participant who separates from the Employer’s service and whose benefit payment has not yet commenced, the Participant’s nonforfeitable interest in the Accounts shall be distributed as a lump sum if the value of the Participant’s nonforfeitable interest in the Accounts is not greater than $1,000 (including that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16)). If payment has commenced or the value exceeds $1,000, the

DWT 22359170v6 0088333-000004

Accounts may be distributed prior to the Participant’s Required Beginning Date only if the Participant consents to such distribution. For purposes of determining the present value of a Participant’s Accounts under this Section, the value shall be determined as of the Valuation Date that authorized distribution directions are received by the Trustee.
If the Participant fails to consent to the distribution, and the Participant’s nonforfeitable interest in his Accounts is more than $1,000, such failure shall be deemed to be an election to defer distribution to his Required Beginning Date, unless he affirmatively elects an earlier distribution date.
11.2    Required Distributions.
(a)    Required Beginning Date. Notwithstanding any other provision of this Plan to the contrary, the Participant’s entire interest shall be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
(b)    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest shall be distributed, or begin to be distributed, no later than as follows:
(i)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, distributions to the surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½ , if later.
(ii)    If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(iii)    If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(iv)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, Section 11.2(b), other than Section 11.2(b)(i), shall apply as if the surviving spouse were the Participant.
For purposes of Sections 11.2(b), 11.2(f) and 11.2(g), unless Section 11.2(b)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 11.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 11.2(b)(i).
(c)    Forms of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions shall be made in accordance with Sections 11.2(d), 11.2(e), 11.2(f) and 11.2(g).

DWT 22359170v6 0088333-000004

(d)    Required Minimum Distributions During Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that shall be distributed for each Distribution Calendar Year is the lesser of:
(i)    The quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)‑9 Q&A-2 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
(ii)    If the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 Q&A-3 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.
(e)    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions shall be determined under Section 11.2(d) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
(f)    Required Minimum Distributions After Participant’s Death - Death On or After Date Distributions Begin.
(i)    Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:
(A)    The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(B)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
(C)    If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(ii)    No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year

DWT 22359170v6 0088333-000004

after the year of the Participant’s death, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(g)    Required Minimum Distributions After Participant’s Death - Death Before Date Distributions Begin.
(i)    Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 11.2(f).
(ii)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(iii)    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 11.2(b)(i)), this Section 11.2(g) shall apply as if the surviving spouse were the Participant.
(h)    Definitions.
(i)    Designated Beneficiary. The individual who is designated as the Beneficiary under Article IX of this Plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the Treasury regulations.
(ii)    Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 11.2(b). The required minimum distribution for the Participant’s first Distribution Calendar Year shall be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, shall be made on or before December 31 of that Distribution Calendar Year.

DWT 22359170v6 0088333-000004

(iii)    Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1 of the Treasury regulations.
(iv)    Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.
(v)    Required Beginning Date. The entire interest of a Participant (other than a five percent (5%) owner of the Employer as defined in Code Section 416(i)(1)(B)) shall be distributed commencing not later than April 1st following the calendar year in which the Participant attains age seventy and one-half (70½) or retires, whichever is later. The entire interest of a Participant who is a five percent (5%) owner of the Employer shall be distributed commencing not later than April 1st following the calendar year in which the Participant attains age seventy and one-half (70½).
11.3    Distributions to Minors and Incompetents. Distributions to minors or incompetents may be made either: directly to said person; to the legal guardian of said person; or to the parent of said minor. The Trustee shall not be required to see to the application of any such distribution so made to any of said persons, but said person’s receipt shall be a full discharge of the Trustee’s duties.
11.4    Qualified Domestic Relations Orders.
(a)    Distributions. In the event a person (hereafter called the “alternate payee”) is designated by a qualified domestic relations order, as defined under Code Section 414(p), as having a right to receive all or a portion of, the benefits payable under the Plan to a Participant, payment to the alternate payee may be made, to the extent required by such order, as soon as the order is received, even though the Participant has not separated from the Employer’s service at such date and even though the Participant has not attained age 50 or the earliest date on which a distribution could be made if the Participant separated from service. Payment to the alternate payee may be made at any time set forth under such qualified domestic relations order. Payment may be made in any form permitted by the Plan other than in the form of a joint and survivor annuity with respect to the alternate payee and the alternate payee’s subsequent spouse.
(b)    Separate Account Period. If it is being determined whether a domestic relations order received in connection with a Participant is a qualified domestic relations order, the Plan Administrator shall separately account for the amounts which would have been paid to the alternate payee during the period of determination if the order was a qualified one. If the order is determined to be a qualified order at any time during the eighteen (18) month period beginning on the date on which the first payment would be required to be made under the qualified domestic relations order, the Plan Administrator shall pay the segregated amounts,

DWT 22359170v6 0088333-000004

including interest thereon to the persons entitled to the amounts under the order. If it is determined that the order is not a qualified order or if at the end of the eighteen (18) month period it is still undetermined whether the order is a qualified order, the segregated amounts, including interest thereon, shall be paid to the persons who would have been entitled to the payments had there been no order. In the event it is determined that the order is a qualified order only after the eighteen (18) month period has elapsed, the application of the order shall be applied prospectively only, beginning as of such determination date.
11.5    Age 59½ and Hardship Distributions. Subject to the applicable provisions of the Plan, a distribution may be made to a Participant upon the Participant’s request (i) for any reason upon his attaining age 59½ or (ii) before attaining age 59½ if it is established that the Participant has an immediate and heavy financial need and the distribution is necessary to satisfy such need. Notwithstanding the foregoing or any other provision of this Plan to the contrary, a Participant may not take a distribution from his Employer Nonelective Account while still employed by the Company or an Affiliate, even if he has incurred a financial hardship or has attained age 59-1/2. The Plan Administrator shall establish the existence of the Participant’s immediate and heavy financial need and the Participant’s need for a distribution to satisfy such need by applying the following standards:
(a)    Immediate and Heavy Financial Need. The existence of an immediate and heavy financial need shall be established by determining that such a need exists as follows:
A need will be deemed to be an immediate and heavy financial need if it is to pay for one or more of the following:
(i)    expenses incurred or necessary for medical care, described in Code Section 213(d), of the Employee, the Employee’s Spouse or dependents;
(ii)    the purchase (excluding mortgage payments) of a principal residence for the Employee;
(iii)    payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Employee, the Employee’s Spouse, children or dependents;
(iv)    payments necessary to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence;
(v)    payments for funeral or burial expenses for the Employee’s deceased parent, Spouse, child or dependent; and
(vi)    expenses to repair damage to the Employee’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).
A need otherwise determined to constitute an immediate and heavy financial need will not fail to be such a need merely because the need is foreseeable or voluntarily incurred by the Participant.

DWT 22359170v6 0088333-000004

(b)    Distribution Necessary to Satisfy the Financial Need. A Participant will be deemed to require the distribution if the following conditions are satisfied:
(i)    The distribution is not in excess of the amount of the heavy and immediate financial need;
(ii)    The Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans currently available to the Participant under all plans maintained by the Employer; and
(iii)    The Plan, and all other plans maintained by the Employer, provide that the Participant’s elective deferrals (including any automatic elective deferrals) will be suspended for at least six months after receipt of the hardship distribution to accommodate for exclusion of deferrals. Following the end of this six‑month suspension period, the Participant may affirmatively elect to resume making elective deferrals to this Plan by following the procedures established by the Committee.
(c)    Additional Rules. The following rules shall apply to each request for a hardship distribution by a participant.
(i)    The Participant’s request for a hardship distribution shall be made on such forms as are provided by the Plan Administrator from time to time and the Participant shall furnish the Plan Administrator with such information as the Plan Administrator requests in its evaluation of the Participant’s request.
(ii)    The amount distributed, if any, shall in no event exceed the amount required to satisfy the immediate and heavy financial need.
(iii)    The amount distributed, if any, shall in no event exceed the amount available to the Participant in the Participant’s Deferral Account, excluding gains and earnings accrued after 1988.
11.6    Withdrawal of Rollover Account. A Participant may withdraw his Rollover Account as described in Section 4.4.
11.7    Direct Rollover of Eligible Rollover Distributions. Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
A distribution may commence less than 30 days after the notice required under Section l.411(a)-11(c)(2)(iii)(A) of the Income Tax Regulations is given, provided that:
(a)    the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

DWT 22359170v6 0088333-000004

(b)    the Participant, after receiving the notice, affirmatively elects a distribution.
For the purpose of this Section, the following definitions should apply:
(i)    Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities); and any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV). Notwithstanding the foregoing, a Participant may elect to transfer Roth elective deferral contributions by means of a direct rollover to a qualified plan or to a 403(b) plan that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.
(ii)    Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a qualified trust described in Code Section 401(a), or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan that accepts the distributee’s eligible rollover distribution. In addition, a Roth IRA described in Code Section 408A(b) shall be an Eligible Retirement Plan. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity, and in the case of an Eligible Rollover Distribution to a non-spouse Beneficiary, an “Eligible Retirement Plan” shall mean an individual retirement account or annuity described in Code Section 408(a) or Section 408(b) (“IRA”) that is established on behalf of the designated beneficiary and that shall be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11). Also, in this case, the determination of any required minimum distribution under Code Section 401(a)(9) that is ineligible for rollover shall be made in accordance with Notice 2007-7, Q&A 17 and 18, 2007-5 I.R.B. 395. The definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).
(iii)    Distributee. A distributee includes:
(A)    An Employee or former Employee;

DWT 22359170v6 0088333-000004

(B)    The Employee’s or former Employee’s surviving spouse with regard to the interest of the spouse or former spouse;
(C)    The Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), with regard to the interest of the spouse or former spouse; and
(D)    The Employee’s or former Employee’s non-spouse Beneficiary, with regard to the interest of a deceased Employee or former Employee.
(iv)    Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
11.8    Special Rules Regarding Plan Mergers. Notwithstanding any other provision of this Plan to the contrary, in the event any Participant participated in any plan merged into this Plan (a “Prior Plan”) prior to the date such Prior Plan was merged into this Plan (the “Merger Date”), subject to the spousal consent rules set forth hereunder, such Participant shall be entitled to receive a distribution of his Accounts hereunder in such forms, and at such times, as permitted under the terms of the appropriate Prior Plan as set forth on the Merger Date.
11.9    Withdrawal of Eligible Automatic Enrollment Contributions. A distribution may be made to a Participant upon the Participant’s request of all automatic elective deferrals under Section 4.1(a)(i)(C), including earnings thereon (and any related Employer Matching Contributions, including earnings thereon) made on behalf of the Participant, provided that:
(a)    the Plan delivers a notice to each Employee for whom automatic elective deferrals may be made. Such notice must be delivered at least 30, but no more than 90, days before the beginning of each Plan Year. If an Employee becomes an Eligible Employee with respect to the automatic elective deferral provisions of the Plan after the date the annual notice is delivered for a Plan Year and does not receive notice for that reason, the notice shall be provided no more than 90 days before the Employee becomes such an Eligible Employee, but no later than the date the Employee becomes such an Eligible Employee (or if it is not practicable for the notice to be provided on or before the date that an Employee becomes such an Eligible Employee, the notice shall be provided within a reasonable period before the Employee becomes such an Eligible Employee). The notice shall describe: (i) the level of any automatic elective deferrals that may be made on the Employee’s behalf; (ii) the Employee’s right to elect not to have elective deferrals made on the Employee’s behalf (or to elect to have such deferrals made at a different level); (iii) an explanation of how automatic elective deferrals will be invested in the absence of an investment election by the Employee; and (iv) the Employee’s right to make a permissible withdrawal and the procedures to elect such withdrawal;
(b)    the Participant must request a withdrawal under this Section 11.9 no later than 90 days after the date of the first automatic elective deferral under Section 4.1(a)(i)(C);
(c)    any such withdrawal must be made by the earlier of (i) the pay date for the second payroll period that begins after the date the withdrawal request is made and (ii) the first pay date that occurs at least 30 days after the withdrawal request is made; and

DWT 22359170v6 0088333-000004

(d)    the amount to be distributed from the Plan upon the Participant’s request is equal to the amount of the automatic elective deferrals made through the earlier of (i) the pay date for the second payroll period that begins after the Participant’s withdrawal request and (ii) the first pay date that occurs after 30 days after the Eligible Employee’s request, plus attributable earnings through the date of distribution. Automatic elective deferrals that are distributed pursuant to this Section are not counted towards the limit set forth in Code Section 402(g) nor for the ADP test. Employer Matching Contributions that might otherwise be allocated to a Participant’s Account on behalf of automatic elective deferrals shall not be allocated to the extent the Participant withdraws such elective deferrals pursuant to this Section and any Employer Matching Contributions made on account of automatic elective deferrals that are later withdrawn pursuant to this Section shall be forfeited.
ARTICLE XII.
TOP HEAVY PROVISIONS
12.1    Applicability. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article shall apply for any Plan Year in which this Plan is a Top-Heavy Plan as defined in Code Section 416(g).
12.2    Definitions.
(a)    Aggregation Group. Aggregation Group means the following group of qualified plans of the Employer and, as required under Section 414(b), (c) or (m), each Related Employer:
(i)    Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the Plan has terminated); and
(ii)    Each other qualified plan of the Employer which enables a plan described in Section 12.2(a)(i) to meet the requirements of Code Sections 401(a)(4) or 410.
In addition, the Employer may elect to include other plans in the Aggregation Group which satisfy the requirements of Code Sections 401(a)(4) and 410 when considered together with the plans which are required to be aggregated. Any plan, however, which is or may be permissively included in the Aggregation Group upon an election by the Employer shall not be subject to the provisions of this Article.
(b)    Compensation. For purposes of applying the Top-Heavy provisions of this Article, Compensation shall mean Compensation as defined in Section 5.5. Compensation for the Plan Year shall be taken into consideration.
(c)    Determination Date. Determination Date shall be the last day of the preceding Plan Year. In the case of plans included in an Aggregation Group, the present value of accrued benefits or accounts shall be combined for all aggregated plans which have a Determination Date which falls in the same calendar year.

DWT 22359170v6 0088333-000004

(d)    Key Employee. Key Employee means any Employee or former Employee (or the Beneficiary of such an Employee) who at any time during the Plan Year that includes the Determination Date is:
(i)    An officer of the Employer having an annual Compensation greater than $165,000 (as adjusted under Code Section 416(i)(1));
(ii)    A five (5) percent owner; or
(iii)    A one (1) percent owner who has annual Compensation from the Employer in excess of $150,000.
Code Section 416(i) is hereby incorporated in the Plan by reference for the purpose of determining whether an Employee is a Key Employee, a former Key Employee, or a non-Key Employee.
(e)    Non-Key Employee. Non-Key Employee means an Employee or a former Employee (or the Beneficiary of such an Employee) who during the Plan Year ending on the Determination Date or during the four (4) preceding Plan Years is not a Key Employee or former Key Employee as defined under Code Section 416(i).
(f)    Top-Heavy. A plan or plans required to be included in the Aggregation Group shall be Top-Heavy for a Plan Year if on the Determination Date for such Plan Year the Top-Heavy Ratio exceeds sixty percent (60%).
(g)    Top-Heavy Ratio. The Top-Heavy Ratio for the Aggregation Group is determined in accordance with Code Section 416 and the regulations thereunder, and is a fraction:
(i)    the numerator of which is, as of the Determination Date, the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees; and
(ii)    the denominator of which is, as of the Determination Date, the sum of the Account balances under the aggregated defined contribution plan or plans for all Participants, and the present value of accrued benefits under the defined benefit plan or plans for all Participants.
The following principles apply in determining the Top-Heavy Ratio:
(iii)    The Account balances under a defined contribution plan, and the accrued benefits under a defined benefit plan, in both the numerator and the denominator of the Top Heavy Ratio, shall be increased for any distribution of such account balance or accrued benefit made in the one year period ending on the Determination Date (five year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability). The preceding sentence shall also apply to distributions

DWT 22359170v6 0088333-000004

under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).
(iv)    Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.
(v)    The accrued benefits and Accounts of any individual who has not performed services for the Employer during the one (1) year period ending on the Determination Date shall not be taken into account.
(h)    Valuation of Accrued Benefit. The value of Account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12 month period ending on the Determination Date. The Account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year or who has not been credited with at least one Hour of Service with the Company or any Related Company at any time during the one year period ending on the Determination Date shall be disregarded. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account shall be made in accordance with Code Section 416 and the regulations thereunder. Deductible Employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of Account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).
(i)    Other Rules. In determining the accrued benefits to be used to determine the Top-Heavy Ratio, distributions within the period of five (5) consecutive Plan Years ending on the Determination Date, and such rollover accounts as prescribed by regulation by the Secretary of the Treasury, shall be added to the value of accrued benefits as of such Date. The accrued benefits of a former Key Employee and the accrued benefits of an individual who has not performed any services for the Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date shall, however, be disregarded.
12.3    Top Heavy Requirements. For any Plan Year in which this Plan’s Aggregation Group is Top-Heavy, the following shall apply:
(a)    Minimum Contribution. The Employer contribution and forfeitures allocated to a Participant who is a non-Key Employee in the employ of the Employer on the last day of the Plan Year shall be not less than the lesser of:
(i)    Three percent (3%) of the Participant’s compensation (within the meaning of Code Section 415); or

DWT 22359170v6 0088333-000004

(ii)    The percentage at which contributions are made under this Plan for the Key Employee for whom such percentage is the highest for the Year.
In determining the contribution rate for a Key-Employee or the contribution allocated to a non-Key Employee, Employee elective contributions under a plan qualified under Code Section 401(k) shall be counted for all purposes.
If the Plan is required to be included in an Aggregation Group and this Plan allows a defined benefit plan required to be in such Group to meet the requirements of Code Sections 401(a)(4) or 410, the minimum contribution, in such circumstances, shall be not less than three (3) percent of the Participant’s compensation for the Year. All defined contribution plans required to be included in the Aggregation Group shall be treated as a single plan.
12.4    Benefits Under Different Plans. If the Employer maintains one or more defined contribution Plans (which shall be treated as a single defined contribution plan for purposes of this Article) in addition to a defined benefit plan and a non-Key Employee participates in both types of plans, the Employer shall provide such Participant with the minimum benefit required under the defined benefit pension plan, offset however, by any benefit provided under the Employer’s defined contribution plan.
12.5    Employer Matching Contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Employer matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).
ARTICLE XIII.
ESOP PROGRAM
13.1    Company Stock Investments. The ESOP Program is the portion of the Plan consisting of Plan assets invested from time to time in the Company Stock investment fund, which invests primarily and up to 100 percent in Company Stock.
13.2    Dividends. Any cash dividends on the Company Stock allocated to a Participant’s Accounts shall be reinvested in Company Stock and allocated to such Accounts, unless the Participant (or Beneficiary) elects otherwise in accordance with such rules and procedures as may be adopted by the Plan Administrator. Notwithstanding the foregoing, cash dividends on Company Stock allocated to a Participant’s Accounts may, at the election of the Participant (or Beneficiary) exercised in accordance with such rules and procedures as the Plan Administrator shall prescribe, be paid in cash directly to such Participant (or Beneficiary) no later than 90 days after the end of the Plan Year in which the cash dividend is received by the Trust Fund. Such rules and procedures that are prescribed by the Plan Administrator shall be in accordance with the terms of the Plan or, to the extent not specified in the Plan, the requirements that must be satisfied in order for a corporate income tax deduction to be allowed under Code

DWT 22359170v6 0088333-000004

Section 404(k) to the payor of the dividends with respect to such dividends. A dividend payment election must be completed by the Participant (or Beneficiary) within the time prescribed for such purpose by the Plan Administrator from time to time. Any dividend payment election that is not completed as required by the Plan Administrator shall be considered ineffective. A dividend payment election shall be irrevocable with respect to a dividend once the dividend payment election has been received by the Plan Administrator and the time period for making a dividend payment election with respect to such dividend has expired. A dividend payment election shall continue to apply until a revocation of such dividend payment election is made by the Participant (or Beneficiary) and received by the Plan Administrator in accordance with the Plan Administrator’s rules and procedures. Notwithstanding anything to the contrary in the Plan, the dollar amount of cash dividends on the Company Stock allocated to a Participant’s Accounts on or after February 26, 2006 shall be deemed fully vested and nonforfeitable.
13.3    Voting Rights. Each Participant (or in the event of his death, his Beneficiary) shall have the right to direct the Trustee as to the manner in which shares of Company Stock allocated to his Accounts are to be voted. The Company shall furnish the Trustee and the Participant (or Beneficiaries) with notices and information statements when voting rights are to be exercised, in such time and manner as may be required by applicable law and the certificate of incorporation and by-laws of the Company. Such statement shall be substantially the same for Participant as for holders of Company Stock in general. The Participant (or Beneficiary) may, in his discretion, grant proxies for the exercise of his voting rights under this Section 13.3 in accordance with proxy provisions of general application. The Trustee shall vote such Company Stock in accordance with the direction of the Participant (or Beneficiary). Fractional shares of Company Stock allocated to Participant’s Accounts shall be combined to the largest number of whole shares and voted by the Trustee to the extent possible to reflect the voting direction of the Participants (and Beneficiaries) holding fractional shares. Company Stock with respect to which the Trustee has not timely received valid directions or proxies from a Participant (or Beneficiary) in accordance with this Section 13.3 and all unallocated Company Stock held by the Trustee shall be voted by the Trustee proportionately in the same manner as the Company Stock for which the Trustee has received timely valid directions or proxies, unless the Trustee determines that to do so would be inconsistent with Title I of ERISA or unless a voting Participant affirmatively elects not to have his voting direction so apply. The Trustee shall vote the Company Stock affected by such an election in a manner consistent with Title I of ERISA.
13.4    Tendering of Company Stock. In the event of a tender or exchange offer with respect to shares of Company Stock, each Participant shall have the right to direct the Trustee to tender or not tender shares of Company Stock allocated to his Account. In the event that a Participant does not instruct the Trustee to tender or not tender such shares of Company Stock, or with respect to unallocated shares of Company Stock, the Trustee shall not tender or exchange any such shares unless the Trustee determines that do so would be inconsistent with Title I of ERISA.
ARTICLE XIV.
PROVISION AGAINST ANTICIPATION
Until distribution pursuant to the terms hereof, no Participant shall have the right or power to alienate, anticipate, commute, pledge, encumber or assign any of the benefits, proceeds

DWT 22359170v6 0088333-000004

or avails set aside for him under the terms of this Plan, and no such benefits, proceeds or avails shall be subject to seizure by any creditor of the Participant under any writ or proceedings at law or in equity, provided, that the terms of this Section shall not prohibit the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant if such creation, assignment, or recognition of a right is made under a qualified domestic relations order as defined under Code Section 414(p). A domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order will not fail to be a qualified domestic relations order solely because the order is issued after, or revises, another domestic relations order or qualified domestic relations order or solely because of the time at which the order is issued, including issuance after the commencement of distributions or after the Participant’s death.
Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order will not fail to be a qualified domestic relations order solely because the order is issued after, or revises, another domestic relations order or qualified domestic relations order or solely because of the time at which the order is issued, including issuance after the commencement of distributions or after the Participant’s death.
A Participant’s Account may be offset by an amount that the Participant is ordered to, or required to, pay to the Plan, in accordance with Code Section 401(a)(13).
ARTICLE XV.
ADMINISTRATIVE COMMITTEE – NAMED FIDUCIARY AND ADMINISTRATOR
15.1    Appointment of Committee. The Employer shall appoint an Administrative Committee comprised of one or more persons, (herein referred to as the Committee), to serve for such terms as the Employer may designate or until a successor has been appointed or until removal by the Employer. The Employer shall advise the Trustee in writing of the names of the members of the Committee and any changes thereafter made in the membership of the Committee. Vacancies due to resignation, death, removal or other causes shall be filled by the Employer. Members shall be bonded except as may otherwise be allowed by law. A member of the Committee may be paid reasonable compensation for the member’s service, provided, that a member who is a full-time employee of the Employer shall serve without compensation. All reasonable expenses of the Committee shall be paid by the Employer. The number of members of the Committee may be changed by the Employer at any time.
15.2    Committee Action. The Committee shall appoint a secretary who shall keep minutes of the Committee’s proceedings and all data, records and documents pertaining to the Committee’s administration of the Plan. The Committee shall act by majority vote of its members in office at that time, such vote to be taken at a meeting or, in writing, without a meeting. The Committee may, by such majority action, authorize its secretary or any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of those so designated. The Trustee shall accept and rely conclusively upon any direction or document executed by such secretary, member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such

DWT 22359170v6 0088333-000004

designation. A member of the Committee who is also a Participant hereunder shall not vote or act upon any matter relating solely to such member.
15.3    Rights and Duties. The Committee shall be the Plan Administrator and Named Fiduciary of the Plan within the meaning of ERISA. The Committee, on behalf of the Participants and their Beneficiaries, shall have the authority to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish those purposes. The responsibility and authority of the Committee shall include, but shall not be limited to, the following:
(a)    Determining all questions relating to the eligibility of Employees to participate;
(b)    Computing and certifying to the Trustee the amount and kind of benefits payable to Participant, Spouses and/or their Beneficiaries;
(c)    Authorizing all disbursements by the Trustee from the Trust;
(d)    Maintaining all necessary records for the administration of the Plan other than those which the Trustee has specifically agreed to maintain;
(e)    Interpreting the provisions of the Plan and publishing such rules for the regulation of the Plan as are deemed necessary and not inconsistent with the terms of the Plan;
(f)    Establishing reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders;
(g)    Notifying the Participant and any other alternate payee, as defined under Code Section 4l4(p)(8), of the receipt of a domestic relations order, the Plan’s procedures for determining the qualified status of such an order, and the determination made in connection with such order;
(h)    Directing the Trustee to make distributions from the Trust Fund to Participants, former Participants, and Beneficiaries of the Trust in accordance with the provisions of the Plan and the Trust Agreement. The Plan Administrator shall direct the Trustee to withhold from such distributions any amount required to be withheld pursuant to Code Section 3405 unless the recipient of such distributions has made an appropriate election under Code Section 3405(a)(2) or 3405(b)(2).
The Committee’s interpretation of, or any action with respect to the Plan and its administration, shall be conclusive and binding on all parties and persons, subject to the claims procedure set forth in Section 15.10.
In addition, if the Committee allows Participants to direct investments in Company Stock and establishes the procedures described in subparagraph (vii) of Department of Labor Regulation Section 2550.404c-1(d)(2), the responsibility and authority of the Committee shall also include:

DWT 22359170v6 0088333-000004

(i)    Ensuring that such procedures are sufficient to safeguard the confidentiality of the information described in such subparagraph;
(ii)    Ensuring that such procedures are being follows;
(iii)    Appointing an independent fiduciary to carry out the activities described in subparagraph (ix) of such Regulation;
(iv)    Ensuring that the independent fiduciary required by subparagraph (ix) of such Regulation is appointed.
15.4    Investments. Pursuant to Article XVI, the Committee may appoint, in writing, an investment manager or managers to manage and control all or part of the investments of the Plan. No appointment of an investment manager shall be effective until the investment manager has acknowledged in writing that the investment manager is a fiduciary of the Plan, and that the investment manager has complied with the bonding requirements of ERISA.
15.5    Information, Reporting and Disclosure. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants; their continuous, regular employment; their retirement, death or the cause for termination of employment; and such other pertinent facts as the Committee may require, and the Committee shall furnish the Trustee such information as may be pertinent to the Trustee’s administration of the Plan. The Committee, as Plan Administrator, shall have the responsibility of complying with the reporting and disclosure requirements of ERISA and, to the extent applicable, any other federal or State law.
15.6    Independent Qualified Accountant. Unless the Plan is exempt from the requirement by applicable law or regulation, the Committee shall engage, on behalf of all Plan Participants, an independent qualified public accountant who shall conduct such examinations of the financial statements of the Plan and of other books and records of the Plan as the accountant may deem necessary to enable the accountant to form an opinion as to whether the financial statements and schedules required by law to be included in any reports are presented fairly and in conformity with generally accepted accounting principles applied on a basis consistent with that of any preceding year.
15.7    Standard of Care Imposed Upon the Committee. The Committee shall discharge its duties with respect to the Plan solely in the interest of the Participants and Beneficiaries; and
(a)    For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of the Plan;
(b)    With the care, skill prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims;
(c)    By diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

DWT 22359170v6 0088333-000004

(d)    In accordance with the Plan provisions insofar as such provisions are consistent with the provisions of ERISA.
15.8    Allocation and Delegation of Responsibility. The Committee may, by written rule promulgated under Section 15.3 above, allocate fiduciary responsibilities among Committee members and may delegate to persons other than Committee members the authority to carry out fiduciary responsibilities under the Plan, provided that no such responsibility shall be allocated or delegated to the Trustee without its written consent.
The Committee, in making the above allocation of fiduciary responsibilities, may provide that a person or group of persons may serve, with respect to the Plan, in more than one fiduciary capacity.
The Committee or, so long as the Committee shall have made written approval, persons to whom fiduciary responsibilities have been delegated by the Committee may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.
In the event a fiduciary responsibility is allocated to a Committee member, no other Committee member shall be liable for any such act or omission of the person to whom the responsibility is allocated except as may be otherwise required by law. If a fiduciary responsibility is delegated to a person other than a Committee member, the Committee shall not be responsible or liable for an act or omission of such person in carrying out such responsibility except as may otherwise be required by law.
15.9    Bonding. Each fiduciary of the Plan and every person handling Plan funds shall be bonded unless exempt from such requirement by law. It shall be the obligation of the Committee to assure compliance with applicable bonding requirements. The Trustee shall not be responsible for assuring that bonding requirements are complied with and such responsibility is specifically allocated to the Committee.
15.10    Claims Procedure.
(a)    Benefit Application. All applications for Plan benefits shall be sent to the Committee on forms prescribed by the Committee and signed by the Participant, or, if for a death benefit, by the Participant’s Beneficiary. Such application shall be acted on within ninety (90) days after receipt. If any application is denied in whole or in part, the Committee within ninety (90) days after receipt of the application shall: notify the applicant in writing of the denial, advise the applicant of the right to review; and set forth in a manner calculated to be understood by the applicant, specific reasons for such denial, specific references to the Plan provisions on which the denial is based, a description of any additional information or material necessary for the applicant to perfect the applicant’s application, and an explanation of why such material is necessary and an explanation of the Plan’s review procedure, including a statement of the Participant’s or Beneficiary’s right to bring a civil action under ERISA following an adverse benefit determination on review. If the Committee requires an extension of the ninety (90) day period, it will notify the Participant or Beneficiary in writing of the extension before the expiration of the original ninety (90) day period and indicate the special circumstances requiring

DWT 22359170v6 0088333-000004

the extension and the date the Committee expects to make a determination. The extension may not exceed ninety (90) days.
(b)    Benefit Denials. In the case of any person whose application for benefits is denied in whole or in part, the applicant or the duly authorized representative may appeal such denial to the Committee for a full and fair review thereof by sending to the Committee a written request for review within sixty (60) days after receiving notice of denial. The Committee shall give the applicant an opportunity to be provided free of charge reasonable access to and copies of pertinent documents in preparing the applicant’s request for review. The request shall set forth all grounds on which it is based, supporting facts and other matters which the applicant deems pertinent. The Committee may require the applicant to submit such additional facts, documents or other material as it deems necessary or advisable in making its review and shall act upon such request within sixty (60) days after the receipt thereof, unless special circumstances require further time. If the Committee confirms the denial in whole or in part, the Committee shall notify the applicant, setting forth in a manner calculated to be understood by the applicant, specific reasons for denial, specific references to Plan provisions on which the decision was based, that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents pertinent to his claim, and a statement of the applicant’s rights to bring an action under ERISA. If the Committee requires an extension of the sixty (60) day period, it will notify the applicant in writing of the extension before the expiration of the original sixty (60) day period and indicate the special circumstances requiring the extension and the date the Committee expects to make a determination. The extension may not exceed sixty (60) days.
15.11    Funding Policy. The Committee shall be responsible for establishing and carrying out a funding policy for the Plan. In establishing such a policy, the short-term liquidity needs of the Plan shall be determined, to the extent possible, by considering, among other factors, the anticipated retirement date of Participants, turnover and contributions to be made by the Employer. The funding policy and method so established shall be communicated to the Trustee and/or to the investment manager.
15.12    Indemnification. The Employer does hereby indemnify and hold harmless each Committee member from any loss, claim or suit arising out of the performance of obligations imposed hereunder and not arising from said Committee member’s willful neglect or misconduct.
ARTICLE XVI.
APPOINTMENT OF INVESTMENT MANAGER
16.1    Authority For Appointment. The Committee shall have the authority prescribed in ERISA Section 402(c)(3) to appoint one or more investment managers and contract with each for management of any part of the Fund. Selection and retention of an investment manager shall be in the Committee’s discretion. Each investment manager shall have the power to manage, acquire and dispose of that part of the Fund designated by the Committee. The investment manager has no responsibility for Plan operation or administration.
16.2    Investment Manager Discretion. Without limitation of the foregoing and if an investment manager is appointed:

DWT 22359170v6 0088333-000004

(a)    The Trustee, on Committee direction, shall segregate the Fund or any part thereof into one or more investment manager accounts. The Committee shall appoint an investment manager for each account and designate to the Trustee the part of the Fund to be managed by each investment manager. The Trustee shall follow the investment manager’s directions, with respect to such investment manager’s account, and shall sign and vote the proxies under the direction of the investment manager received, with respect to such account.
(b)    Upon request, the Committee shall advise others that the investment manager is authorized to enter orders for such investment manager’s account, but the Trustee shall always have custody of account assets. The Trustee shall give the investment manager copies of, or extracts from, such portions of its records relating to such accounts as are necessary for the exercise of such investment manager’s functions.
(c)    The Trustee shall neither question nor inquire about any action, direction or failure to give directions of any investment manager and shall not review the securities held in any investment manager account nor make any suggestions to the investment manager with respect to investment of, or disposition of, investments in any investment manager account. The Trustee shall not be liable for any act or omission of an investment manager nor be under any obligation to invest or otherwise manage any asset of the Fund which is subject to the management of an investment manager. The Trustee shall not be liable for loss due to action or inaction complying with or in the absence of the investment manager’s directions.
(d)    The Committee, by notice to the Trustee, may terminate at any time the authority of an investment manager to manage the account. In such event or upon resignation of an investment manager, the Committee shall either appoint a successor investment manager for the account or direct the Trustee to assume responsibility for the investment management of the assets in the account, in which case such assets shall no longer be segregated from the other assets of the Fund. Until receipt of notice of such termination or resignation, the Trustee shall rely on the latest prior notice of the appointment of an investment manager.
(e)    Each investment manager to whom any fiduciary responsibility with respect to the Plan or Trust Funds is delegated shall discharge such responsibility in accordance with the standards set forth in ERISA Section 404(a).
ARTICLE XVII.
INVESTMENT OF TRUST FUNDS BY TRUSTEE
The Trustee shall exercise authority or discretion in the management and control of the assets of the Plan, except to the extent the management of any part of the Trust Fund has been delegated to any investment manager pursuant to Article XVI. Without limiting the generality of the foregoing, the Trustee shall invest and reinvest the principal and income of the Trust Fund in common investment funds, real estate, real estate contracts, government, municipal or corporation bonds, debentures or notes, including notes secured by deeds of trust, common and preferred stocks, other forms of property whether real personal or mixed, including investments for which interest is guaranteed by a bank insurance company, or other financial institution. In the event the Trustee invests any assets of the Plan in a common investment fund maintained by the Trustee, the terms of such common fund are hereby adopted as part of this Plan and such terms are, by this reference, incorporated as part of this document.

DWT 22359170v6 0088333-000004

ARTICLE XVIII.
CONSTRUCTION
This Plan shall be construed in accordance with ERISA and regulations issued thereunder and, to the extent applicable, the laws of the State in which the principal office of the Employer is located.
ARTICLE XIX.
MERGERS AND CONSOLIDATIONS
In the case of any merger or consolidation with any other plan or a transfer of assets or liabilities to any other plan, each Participant shall be entitled to be credited with a benefit immediately after such merger, consolidation or transfer which is equal to the benefit to which he would have been entitled immediately before such merger or consolidation had the Plan then terminated.
ARTICLE XX.
AMENDMENT AND TERMINATION OF PLAN
20.1    Right to Amend and Terminate. The Company represents that the Plan is intended to be a continuing and permanent program for Participants but reserves the right to terminate the Plan at any time. The Company may modify, alter, or amend this Plan in whole or in part.
20.2    No Revesting. No termination, modification, alteration or amendment shall have the effect of revesting in the Company any of its contributions or the income derived therefrom.
20.3    Exclusive Benefit of Participants. At no time during the existence hereof or at its termination, may the Plan assets be used for or directed to purposes other than for the exclusive benefit of Participants or their Beneficiaries.
20.4    Termination and Discontinuance of Contributions. The Company shall have the right, at any time, to discontinue its contributions hereunder and to terminate, or partially terminate, this Agreement and the Trust hereby created by delivering to the Trustee written notice of such discontinuance or termination. Upon complete discontinuance of the Company’s contributions or full or partial termination of the Trust, the Accounts and rights to benefits of all affected Participants shall become fully vested and shall not thereafter be subject to forfeiture, except to the extent that law or regulations may preclude such vesting in order to prevent discrimination in favor of Highly Compensated Employees. Upon final termination of the Trust, the Plan Administrator shall direct the Trustee to distribute to the Participants all assets remaining in the Trust after payment of any expenses properly chargeable against the Trust in accordance with the value credited to such Participants, as of the date of such termination, in cash or in kind and in such manner as the Plan Administrator shall determine. For purposes of determining whether the Employer maintains an alternative defined contribution plan (described in Treasury Regulation Section 1.401(k)-1(d)(4)(i)) that would prevent the Employer from

DWT 22359170v6 0088333-000004

distributing elective deferrals from the Plan upon its termination, an “alternative defined contribution plan” does not include an employee stock ownership plan defined in Code Sections 4975(e)(7) or 409(a), a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Sections 457(b) or (f).
ARTICLE XXI.
PARTICIPATION IN THE PLAN BY AFFILIATES
In the event the Plan is adopted by appropriate action by an Affiliate which the Board of Directors authorizes to adopt the Plan, the Board of Directors may determine the effective date of the Plan as to any such Affiliate and each such Affiliate shall thereupon be a Participating Affiliate and included within the term “Employer.” The Board of Directors may also determine the extent to which service of the Employees of any such Affiliate prior to such Effective Date shall be counted as credited service and may otherwise determine the terms and conditions upon which any such Affiliate may adopt the Plan.
The Company may withdraw from the Plan at any time by action of the Board of Directors. Any Participating Affiliate may withdraw from the Plan by giving at least thirty days’ written notice of its intention to withdraw to the Board of Directors.
In the event of such withdrawal from the Plan, the portion of the funds accumulated under the Plan that is attributable to the withdrawing Employer shall be determined in accordance with accepted actuarial principles. The amount so determined shall at the option of the Board of Directors or other governing body of the withdrawing Employer, either: (a) be held and dealt with under insurance contracts or by a Trustee or Trustees designed by the withdrawing Employer as part of a separate fund according to the terms of this Plan or according to the terms of a new plan containing essentially the same terms and provisions as this Plan; or (b) be immediately distributed or otherwise dealt with in accordance with the provisions of this Plan; or (c) be applied in any combination of (a) and (b).
ARTICLE XXII.
RIGHT TO DISCHARGE EMPLOYEES
Neither the establishment of this Plan, nor any modification thereof, nor the payment of any benefit shall be construed as giving any Participant or any other person any legal or equitable right against the Employer or the Trustee, unless the same shall be specifically provided for in this Plan, nor as giving any Employee or Participant the right to be retained in the employ of the Employer. All Employees shall remain subject to discharge by the Employer to the same extent as if this Plan had never been adopted.

DWT 22359170v6 0088333-000004

ARTICLE XXIII.
MISTAKE OF FACT; DISALLOWANCE OF DEDUCTION
23.1    Mistake of Fact. In the event a contribution is made by reason of a mistake of fact, the amount that would not have been contributed had the mistake not occurred may be returned to the Employer if the amount is returned within one year of the mistaken contribution.
23.2    Disallowance of Deductibility. Contributions to the Plan are conditioned upon their deductibility. If the deduction is disallowed, the amount that would not have been contributed had there been no mistake in determining the deduction may be returned to the Employer if the amount is returned within one year of the disallowance.
ARTICLE XXIV.
MILITARY LEAVE
Notwithstanding any provisions of the Plan to the contrary, contributions and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).
If a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Participant’s survivors are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.
In addition, (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), is treated as an Employee of the Employer making the payment, (ii) the differential wage payment is treated as Compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment. However, subsection (iii) applies only if all Employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).
Regardless of the preceding paragraph, a Participant shall be treated as having a severance from employment and therefore eligible for a distribution of his Employee Deferral Account during any period the Participant is performing service in the uniformed services for more than 30 days as described in Code Section 3401(h)(2)(A). In the event that such a Participant elects to receive a distribution by reason of severance from employment, the

DWT 22359170v6 0088333-000004

Participant may not make an elective deferral to the Plan during the 6-month period beginning on the date of the distribution.
IN WITNESS WHEREOF, this document has been executed this ___ day of ______, 2013, on behalf of the Company by its duly authorized officer.

AVISTA CORPORATION

Witness:	By
Title

DWT 22359170v6 0088333-000004

APPENDIX A
ROTH ELECTIVE DEFERRALS

1.    Roth Elective Deferrals. A Participant (other than a Local 77 Member) may submit a Salary Deferral Agreement to the Plan Administrator in accordance with rules established by the Plan Administrator, specifying the amount of Roth elective deferrals to be withheld from the Participant’s Compensation each payroll period. Effective January 1, 2011, a Local 77 Member may make Roth elective deferrals to the Plan. Roth elective deferrals shall be combined with pre-tax elective deferrals for purposes of the annual dollar limit set forth in Section 4.1(a)(iv)(B) and the ADP test set forth in Section 4.1(a)(iii). A Participant may designate Roth elective deferrals to be classified as catch-up contributions under Section 4.1(a)(i)(B).
For purposes of this Appendix A, “Roth elective deferrals” are elective deferrals that are includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth elective deferrals by the Participant in his or her Salary Reduction Agreement.
An Employee’s Salary Deferral Agreement with respect to Roth elective deferrals shall remain in effect until superseded by another Salary Deferral Agreement. Elective deferrals contributed to the Plan as either Roth or pre-tax elective deferrals shall not later be reclassified as the other type.
2.    Employer Matching Contributions. Roth elective deferrals shall be considered contributions with respect to which Employer matching contributions are made to the Plan subject to the limitations of Section 4.1(b).
3.    Roth Elective Deferral Accounts. A Participant’s Roth elective deferrals shall be credited to the Participant’s Roth Elective Deferral Account to be established in the Participant’s name under the Plan by the Plan Administrator. No amounts other than Roth elective deferrals shall be credited to the Participant’s Roth Elective Deferral Account, and gains, losses and other credits or charges attributable thereto shall be allocated on a reasonable and consistent basis to such account.
4.    Annual Dollar Limit. For purposes of the annual dollar limit set forth in Section 4.1(a)(iv)(B), distribution of excess deferrals shall be made first from the Participant’s Employee Deferral Account, to the extent that pre-tax elective deferrals were made for the year, and then from the Participant’s Roth Elective Deferral Account, unless the Participant specifies otherwise in the manner provided by the Plan Administrator.
5.    ACP Test. For purposes of the ADP test set forth in Section 4.1(a)(iii) and the return of excess deferrals under Section 4.1(a)(iv)(A), distribution of elective deferrals that are excess deferrals shall be made first from the Participant’s Employee Deferral Account, to the extent pre-tax elective deferrals were made for the year, and then from the Participant’s Roth

A-1
DWT 22359170v6 0088333-000004

Elective Deferral Account, unless the Participant specifies otherwise in the manner provided by the Plan Administrator.
6.    Vesting. A Participant shall have a nonforfeitable interest in the Participant’s Roth Elective Deferral Account at all times.
7.    Investments. A Participant may direct the investment of his Roth Elective Deferral Account among the investment options provided under the Plan in the manner provided by the Plan Administrator, subject to such limitations as the Plan Administrator may impose.
8.    Distribution and Withdrawal. The same distribution and withdrawal provisions applicable to a Participant’s Employee Deferral Account shall also apply to the Participant’s Roth Elective Deferral Account, subject to such limitations as the Plan Administrator may impose.
9.    Rollovers. Notwithstanding any provision of this Plan to the contrary, the Plan shall accept on behalf of a Participant who is eligible to make Roth elective deferrals under Section 1, above, a direct rollover of an eligible rollover distribution consisting solely of Roth elective deferral amounts and related earnings from a qualified plan described in Code Sections 401(a) or 403(a). Such rollover shall be credited to the Roth elective deferral subaccount in the Participant’s Rollover Account and shall be subject to the same distribution and withdrawal provisions applicable to a Participant’s Rollover Account.

A-2
DWT 22359170v6 0088333-000004